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Exhibit 10.2(c)

MEMORANDUM OF
THIRD AMENDMENT TO 2000 INCENTIVE PLAN

        The undersigned, Marvin A. Tenenbaum, the Assistant Secretary of LECG Holding Company, LLC, a California limited liability company (the "Company"), hereby certifies the following:

        Pursuant to a resolution passed at the Meeting of the Board of Directors of the Company duly noticed and held on June 7, 2002, and an Action by Written Consent of Securitiesholders of LECG Holding Company, LLC, dated as of June 7, 2002, the Company adopted an amendment (the "Third Amendment") to the Company's 2000 Incentive Plan (the "Plan") effective as June 7, 2002.

        Under the Third Amendment, the first sentence of Section 4 of the Plan is amended to read in its entirety as follows:

          "Subject to adjustment as provided in Section 14 hereof, the number of Units available for issuance under the Plan shall be Seven Million Ninety-Seven Thousand Five Hundred Seventy-Five (7,097,575)."

        Except as expressly amended by the Third Amendment, the Plan remains in full force and effect.

        IN WITNESS WHEREOF, the undersigned has executed this Memorandum as of June 7, 2002.

LECG HOLDING COMPANY, INC.

By:	/s/ MARVIN A. TENENBAUM Marvin A. Tenenbaum Asst. Secretary

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MEMORANDUM OF THIRD AMENDMENT TO 2000 INCENTIVE PLAN